Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Tengion, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
November 1, 2012